Exhibit 99.1

Press Release
Liberty Global Schedules Investor Call For Second Quarter Results

Englewood, Colorado - July 26, 2012:

Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its second quarter 2012 results on Thursday, August 2, 2012 after market close. You are invited to participate in Liberty Global's Investor Call, which will begin at 9:00 a.m. (Eastern Time), on Friday, August 3, 2012. At that time, management will discuss the Company's results and business and expects to comment on the Company's outlook and provide other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

888.339.3513    Domestic
719.325.2478    International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on August 3, 2012. The replay numbers are:

888.203.1112    Domestic
719.457.0820    International
9806457    Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global, Inc.
Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 33 million services as of March 31, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet, and VTR. Our operations also include Chellomedia, our content division, UPC Business, our commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Investor Relations                    Corporate Communications
Christopher Noyes    +1 303 220 6693        Hanne Wolf    +1 303 220 6678
Oskar Nooij        +1 303 220 4218        Bert Holtkamp    +31 20 778 9800